Exhibit 10.4

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MANUFACTURING AGREEMENT

This Manufacturing Agreement (this “Agreement”) is made as of January 2nd, 2014 (the “Effective Date”), by and between BIT Group Inc., a California corporation, with offices located at 15870 Bernardo Center Drive, San Diego, CA 92127 (“BIT”), and Ulthera, Inc., a Delaware corporation, with offices located at 1840 S. Stapley Dr., Ste. 200, Mesa, AZ 85204 (“Client”). Individually, BIT and Client may be referred to herein as a “Party” and collectively as “Parties”.

RECITALS

WHEREAS, BIT is engaged in contract developing and manufacturing medical devices and life science instruments;

WHEREAS, Client is engaged in the development, manufacture, marketing, sale and distribution of certain medical devices, and

WHEREAS, Client desires BIT to exercise commercially reasonable efforts to provide to Client, and BIT is willing to exercise such efforts to provide to Client certain manufacturing services including repair services for products under warranty (“Manufacturing Services”) and manufactured products (“Products”), each as described in the applicable Exhibits to this Agreement and all on the terms, and subject to the conditions, set forth herein. The provision of the Manufacturing Services and Products is sometimes referred to in this Agreement as the “Project”.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, BIT and Client hereby agree as follows:

AGREEMENT

1. Right to Manufacture Products. Client hereby grants to BIT a right to manufacture Products solely for sale to Client in accordance with the terms of this Agreement during the applicable Manufacturing Term (as defined in Section 2). This Agreement supersedes all other manufacturing agreements with BIT, formerly known as “California Medtech”, and other predecessor entities of BIT. BIT shall manufacture Products in accordance to the specifications provided by Client attached as Exhibit D to this Agreement (“Product Specifications”) and applicable laws and regulations.

2. Agreement Term.

2.1 Initial Manufacturing Term. With respect to a Product, the “Initial Manufacturing Term” shall be two (2) years from the date the initial production lot for such Product is validated. The Initial Manufacturing Term shall automatically renew for a period of one (1) year (each such period, a “Subsequent Manufacturing Term”). Either Party may terminate this Agreement by providing the other Party with written notice of such intention six (6) months prior to the end of a Subsequent Manufacturing Term.

2.2 Manufacturing Term. The Initial Manufacturing Term for a Product and all Subsequent Manufacturing Terms for such Product collectively shall be the “Manufacturing Term” for such Product.

2.3 Subsequent Manufacturing Term’s Terms and Conditions. With respect to a Product, within [***] of the end of the Initial Manufacturing Term or a Subsequent Manufacturing Term, the Client shall have the right to provide BIT with reasonably detailed information regarding a bona fide third party offer to Client to manufacture and supply Client with such Product of quality and quantity similar to the quality and quantity of Product supplied by BIT to Client pursuant to this Agreement. If Client provides BIT with such information, BIT shall have the right, in its sole discretion, to offer Client an agreement similar to the bona fide third party offer. If BIT extends such an offer to the Client and Client accepts BIT’s offer, then (a) such offer shall be documented in writing and shall be incorporated into this Agreement effective as of the first day of the applicable Subsequent Manufacturing Term. If BIT decides not to extend such an offer to the Client, then Client shall have the right to terminate this Agreement upon sixty (60)-day prior written notice to BIT.

2.4 Warranty Term. With respect to a Product, the duration of Limited Warranty is set forth in Section 9.1 and shall survive termination of this Agreement for any reason.

3. Manufactured Product Pricing.

3.1 [***] Formula. The price(s) for the Products shall be set using the [***] formula set forth in Exhibit A. Initial pricing shall be based on: (a) [***], (b) [***], and (c) estimated [***] Pricing may be adjusted up or down annually as a result of [***] if any, provided that any annual adjustment is limited to a maximum increase of [***] percent ([***]%) for [***] and [***] percent ([***]%) [***] Any engineering change order (“ECO”) occurring during the Manufacturing Term which impacts the BOM costs or the manufacturing process will be reviewed and pricing shall be adjusted accordingly upon implementation of the ECO as mutually agreed upon by BIT and Client.

3.2 Quantity Dependence. BIT’s [***] formula shall be based on Client’s quantity of Products set forth in its committed purchase order of Product for [***] (“Committed Purchase Volume”) and shall allocate [***]. If Client decreases or increases the Committed Purchase Volume of Products, BIT and Client shall negotiate an appropriate adjustment to the pricing set forth in Exhibit A.

3.3 Exclusions and Taxes.

3.3.1.1 Pricing is [***], provided BIT utilizes Client’s [***] and of any [***] any of which shall be added on to the applicable invoices for the Products, as appropriate. Without limiting the generality of anything set forth in this Agreement, Client shall [***] in connection with the Products as manufactured under this Agreement. If a resale certificate or other certificate or document is required in order to [***] Client promptly shall furnish such certificate or document to BIT. In the event BIT is required to [***] Client shall [***] within [***] after receipt of [***] or as otherwise agreed in writing.

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3.3.1.2 BIT remains [***]. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, BIT DOES NOT ASSUME ANY FINANCIAL OR OTHER LIABILITY FOR [***] AND BIT HEREBY EXPRESSLY DISCLAIMS ANY AND ALL [***].

4. Forecast; Purchase Orders; Payment Terms.

4.1 Forecast. Not less than [***], Client shall provide BIT with an annual forecast of its good faith estimated requirements for the Committed Purchase Volume for [***]. Client shall not (a) increase or decrease the Committed Purchase Volume as forecasted in [***] by more than [***] percent ([***]%), unless approved in writing by BIT.

4.2 Firm PO. Client shall be required to purchase one hundred percent (100%) of the Committed Purchase Volume forecasted for the Product under Section 4.1. Client shall provide BIT with a firm purchase order as provided in section 4.5.

4.3 Supply Obligations. BIT shall be required to supply the Committed Purchase Volume as forecasted by Client under this Section 4 in any [***] up to [***] percent more (+[***]%) of the quantity forecasted for the [***]. If Client’s orders in [***] exceed [***] percent (+[***]%) of the quantity forecasted for the [***], BIT shall use good faith efforts to supply such excess.

4.4 Forecast Variability. If BIT consents to an increase or decrease of the forecasted quantities of Products beyond the [***] percent ([***]%) described in Section 4.1, then BIT shall have the right, in its sole discretion, to charge Client an additional fee (i.e., overtime) incurred for such increase or decrease and Client shall pay to BIT such fee within [***] after the receipt of the applicable invoice for the fees incurred for the change in the forecast. Any such fee shall be negotiated in good faith by the Parties prior to BIT incurring such costs and then based upon actual costs incurred by BIT.

4.5 Purchase Orders. Client shall make all purchases under this Section 4 by submitting firm purchase orders (“Purchase Order” or “PO”) to BIT not less than [***] prior to the first day of [***]. Each Purchase Order shall be in writing, specify the Committed Purchase Volume ordered, the place of delivery and the required delivery date therefore (broken down by month or week), provided such delivery date shall not be less than the longest lead time of components/parts necessary to initiate the PO. The terms of any Purchase Order, invoice or other document submitted by one Party to the other Party shall not be binding on either Party except as necessary to designate specific quantities of Products, requested delivery date, delivery destination and other similar terms that may vary from, as an example, PO to PO. The terms and conditions of this Agreement shall be incorporated in all POs, invoices and other documents with the terms and conditions this Agreement controlling, unless otherwise expressly agreed to in writing through an amendment to this Agreement, signed by an Officer of BIT and an authorized representative of Client.

4.6 Shut-Down of Production Line. Notwithstanding anything set forth in this Agreement, in the event that Client requests BIT to cease production of finished Products or related subassemblies, BIT reserves the right to [***] each [***] such [***] not to exceed [***]% of the [***] Client shall [***] within [***] after the date of the

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applicable [***] BIT shall make a good faith effort to redeploy such [***] in order to [***] The [***] shall not be applicable if the root cause of the line stoppage directly relates to [***] or [***] The [***] shall apply for no more than [***], after which, BIT reserves the right to [***] If that occurs, there may be a [***] as well as a negotiated [***] onto the line and [***] Such [***] shall not exceed [***].

4.7 Client’s Financial Commitment for Material Purchases. Client shall assume financial responsibility for all material that BIT purchases in order to meet Client’s forecast, provided that BIT buys material at times and in quantities that are commercially reasonable relative to material lead times and build cycle times. Financial responsibility means that if Client ends up reducing its forecast for the Initial Manufacturing Term as set forth in Section 4.1, then BIT shall make commercially reasonable efforts to otherwise use, reduce, cancel or return materials as needed in order to avoid carrying excess inventory, and Client shall either (at Client’s option) pay for and take possession of material which cannot be otherwise used, reduced, cancelled or returned, including any [***] to cover BIT’s time to process the reductions, cancellations and returns. Client shall make such payments to BIT within [***] after receipt of the applicable invoice.

4.8 Invoicing, Payment Terms. BIT shall invoice Client for each shipment of Products within [***] of shipment and for charges, fees and other costs and expenses incurred pursuant to the terms of this Agreement. Client shall pay to BIT all invoiced amounts within [***] after receipt of the applicable invoice. In the event of default in payment, commencing on the date of default, BIT shall have the right to charge default interest on the unpaid amount at a rate equal to [***]% per month or the maximum rate allowable applicable law (whichever is lower).

4.9 Initial Deposit, Credit Terms BIT will retain a deposit amount of $[***]. BIT may request Client to provide additional deposits to cover BIT’s exposure in purchasing non-cancellable, non-returnable materials in order to meet Client’s forecasted demand. BIT’s credit department may provide Client with an initial credit limit, which BIT may review and, if necessary, adjust. BIT shall have the right to [***] upon [***] prior written notice to Client. In the event Client exceeds this credit limit or has any outstanding invoice more than [***] past due, BIT shall [***].

5. [***]. BIT retains, and [***]. Client shall, upon request and without legal demand by BIT (a) provide all information required [***], and (b) [***].

6. Minimum Buys, Price Breaks, Excess & Obsolete Materials.

6.1 Minimum Buys. BIT may be required to purchase certain minimum quantities of materials, wherein such minimum quantities may exceed what is required to meet Client’s forecast. After the Parties discuss such cases and Client agrees to BIT’s purchase by providing a material authorization, Client shall pay for such “minimum-buy excess material” upon termination of this Agreement, if such material is not consumed by BIT during the course of executing its obligations under this Agreement. If Client requests BIT to purchase excess materials for any reason, Client shall pay BIT a carrying cost charge on such material in the amount of [***]% per month of the ending dollar value of the material on a monthly basis.

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6.2 Setup Fees. Certain vendors may charge setup fees or other non-recurring costs (collectively “NRE”) in order to produce custom parts or subassemblies or respond to engineering changes as requested by Client. BIT shall make a good faith effort to anticipate all such fees and communicate such fees to Client BIT reserves the right to pass along NRE costs to Client and Client shall pay for such NRE cost on mutually-agreeable terms.

6.3 Obsolete Materials. As a result of a Client or Client’s requested design changes, certain materials may become obsolete, meaning that such materials are no longer used to manufacture Products and/or cannot be cost-effectively reworked in order to be used. At the end of each PO, or at other mutually-agreeable times, [***] after receipt thereof. At Client’s option, BIT shall either return or destroy such obsolete materials [***].

7. Delivery & Acceptance.

7.1 Delivery. BIT shall make commercially reasonable efforts to mark, pack, package, crate, transport, ship and store Products (a) in the packaging and in the manner set forth in the Product Specifications and approved by Client, (b) in compliance with all requirements of the carrier and destination authorities, and (c) in compliance with any special instructions of Client. BIT shall use commercially reasonable efforts to deliver the Products on the delivery dates set forth in the applicable PO and shall use commercially reasonable efforts to notify Client of any anticipated delays. All Product shipments shall be [***]. Title to and risk of loss or damage to the Products shall pass to Client upon [***]. Unless otherwise agreed in writing or otherwise instructed, [***]. Shipment may not be delayed by BIT on the grounds of total or partial default in payment. Client shall bear the costs of storage after transfer of risk. If Products that are ready for shipment on the date specified in the PO but are not delivered to the designated carrier at no fault of BIT, BIT may store the Product [***]. If shipping delays are solely caused by BIT’s actions or inactions, BIT shall be liable for expedited shipping costs if required for Products to be delivered on the date specified in the PO. The designated carrier, Client or Client’s authorized representatives are responsible for loading Product at BIT’s manufacturing facility’s dock. Assuming BIT has packaged and prepared Products for shipment in accordance to Product Specifications, then the designated carrier and/or Client shall be solely responsible for further compliance with all applicable law and regulation pertaining to the transportation of hazardous or other cargo. Client’s responsibility for all risk of loss [***] shall not be diminished or altered if BIT’s staff assists the Client with loading or transportation. Partial shipment of Products is permissible under this Agreement, provided BIT notifies Client of such partial shipment no later than [***] prior to the delivery date specified in the applicable PO. [***] Optional safety stock of Contract Product to overcome potential delivery shortage can be provided by BIT upon mutual agreement with Client and BIT.

7.2 Acceptance. Acceptance of the Product shall occur no later than [***] after receipt after receipt of Product by Client and shall be based solely on whether the Product passes the applicable Acceptance Test. “Acceptance Test” shall mean, with respect to a Product, a mutually agreeable acceptance test procedure or inspection completed by BIT and designed to demonstrate that such Product conforms to the applicable Product Specifications and completed as Product release criteria of BIT. Product cannot be rejected based on criteria that were unknown to BIT or based on test

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procedures or inspections other than the applicable Acceptance Test. Client shall visually inspect Product upon receipt for abusive handling, inadequate packaging, or other damage which may occur in shipping and review BIT’s Certificate of Conformance and Device History Record prior to accepting Product. Product shall be deemed accepted if not rejected within this [***] period. Once a Product is accepted, all Product returns shall be handled in accordance with Section 9 (Warranty). Prior to returning any rejected Product, Client shall obtain a Returned Material Authorization (“RMA”) number from BIT, and shall return such Product at BIT’s expense, in accordance with BIT’s instructions; Client shall specify the reason for such rejection in all RMA’s. In the event a Product is rejected, BIT shall have a reasonable opportunity to cure any defect which led to such rejection.

8. Changes.

8.1 Design Change Requests. Client may, upon reasonable advance prior written notice, make Product-related changes pursuant to the terms of this Agreement. Such changes may include, but are not limited to, changes in drawings, plans, designs, procedures, Product Specifications, test specifications, Acceptance Test, BOMs, and methods of shipment. The Parties acknowledge that Client may request Product-related changes in response to or as mandated by government requirements (i.e. FDA observations or recall). Client shall initiate such changes by submitting a Document Change Request (“DCR”) to BIT.

8.2 DCR Charges. BIT shall process [***] Product-related DCR(s) [***] without [***]. Each DCR not exceeding [***] of engineering time shall be completed without charge. Those DCR’s requiring additional hours over [***] will be [***] Additional DCRs that are not the result of [***] shall [***]. BIT will provide a written budgetary estimate of the cost and a timeline to implement any DCR to Client. Upon Client’s written approval, BIT will implement and [***]

9. Limited Warranty; Manufacturing Quality

9.1 Limited Warranty.

9.1.1 Products. Unless otherwise agreed in writing by the Parties, BIT’s warranty period for Products is for [***] from date of manufacture and is limited to [***] (“Limited Warranty”). For the purpose of this Section and Exhibit B, [***]. Unless otherwise agreed in writing, Products shall be considered free from [***] if they are manufactured in accordance with these standards and successfully complete the applicable Acceptance Test. Unless otherwise agreed in writing, BIT shall, [***] repair, replace or issue a credit for Product found defective pursuant to the terms of this Agreement during the applicable warranty period.

9.1.2 Services. BIT warrants to Client that the Manufacturing Services and any other services to be provided under this Agreement will be performed by qualified personnel in a workmanlike manner, subject to the Product Specifications and such supervision and instructions as may be provided or imposed by Client. Such warranty for Manufacturing Services will be for [***] from the date of provision of such Services to Client and independent and separate from the Limited Warranty described in Section 9.1.

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9.1.3 Warranty Claims. Unless otherwise agreed in writing, all warranty claims must be received by BIT no later than [***] after the expiration of the warranty period and BIT shall not process any warranty claims received by BIT after such [***] period.

9.2 RMA Procedure. All returns of Products are subject to BIT’s prior written approval as set forth in this Section 9.2. Client must obtain a Returned Material Authorization (RMA) number from BIT prior to return of a Product. In order for a return to be processed, Client must provide BIT a written statement regarding the specific reason for such return. Returns are subject to and shall be processed in accordance with BIT’s Returned Material Authorization Procedure, a copy of which is available from BIT upon request. [***] Any repaired or replaced Product shall be warranted as set forth in this Section 9.2 for a period equal to the greater of (a) the balance of the applicable warranty period relating to such Product or (b) [***] after it is received by Client. Client and BIT will develop mutually acceptable metrics to measure performance and turnaround time .Exhibit C provides an overview of the data to be provided by BIT to Client.

9.3 Remedy. The sole and exclusive remedy under the Limited Warranty with respect to Products shall be the repair, replacement or credit for defective Products as stated above. The sole and exclusive remedy for nonconforming Manufacturing Services shall be re-performance to the extent necessary to remedy such nonconformance or, [***] repair or replace Product or refund of the applicable fees.

9.4 Client Furnished Items. Client may provide BIT with equipment, tooling, components or documentation (collectively the “Client-Furnished Items”). If essential to the manufacture of the Products, the Client hereby covenants, represents and warrants that the Client-Furnished Items shall be fit for their intended purposes and shall be delivered to BIT in a timely manner, and that all documentation (including BOM’s, drawings, artwork, design history, validation and calibration/maintenance procedures and intervals) shall be current and complete. Client shall be solely and fully responsible for schedule delay, reasonable inventory carrying charges and allocated equipment downtime charges associated with the incompleteness, late delivery, or non-delivery of the Client-Furnished Items. All Client-Furnished Items shall remain the property of Client. BIT may identify Client-Furnished Items by an appropriate tag and utilize such Client-Furnished Items solely in connection with the manufacture of Client’s Product. BIT shall not make or allow modifications to be made to the Client-Furnished Items without Client’s prior written consent. BIT shall be responsible for reasonable diligence and care in the use and protection of any Client-Furnished Items. Client shall be responsible for maintenance, repairs or replacements (including service warranties, engineering changes and calibration to the equipment) of failed Client-Furnished Item unless such failure was caused by BIT’s gross negligence or willful misconduct. While in BIT’s possession, BIT shall be responsible for proper storage and use of Client-Furnished Item including maintaining appropriate insurance coverage for property damage, loss or theft of Client-Furnished Item. All Client-Furnished Items shall be returned to Client at Client’s expense upon request, and BIT’s production and warranty obligations which require the utilization of the returned Client-Furnished Items shall cease upon BIT’s fulfillment of such request.

9.5 Manufacturing Quality. BIT shall manufacture Products in compliance with the Product Specifications outlined in Exhibit D and applicable quality standards

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outlined in the Parties’ separate quality agreement, effective November 1, 2013 (the “Quality Agreement”).

10. Disclaimer of Warranties; Limitation of Liability; Indemnification.

10.1 Assumption of Risk. All work performed by BIT under the Agreement is shall be for use in Products which BIT understands when used may involve potential risks of personal injury or property damage. [***]

10.2 Disclaimer of Warranties. OTHER THAN THE WARRANTIES EXPRESSLY SET FORTH IN SECTION 9 or elsewhere in this Agreement and its Exhibits and Schedules, BIT PROVIDES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF NON-INFRINGEMENT AND TITLE, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, OR ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE WITH CLIENT. Without limiting the foregoing, Client acknowledges that [***] rights of any third party[***].

10.3 Limitation of Liability. Except for claims for indemnification as provided in Section 10.5, in no event shall either Party be liable for any consequential, special, incidental or indirect damages (including damages for loss of use, loss of profits or loss of business) arising out of or in connection with the Products or this Agreement, even if the other Party has been advised of the possibility of such damages. For the avoidance of doubt, damages arising out of the failure by Client to purchase the Committed Purchase Volume (i.e. the shortfall amount created by Client’s failure) provided herein shall not be deemed consequential, special, incidental or indirect damages.

10.4 Further Limitation on Liability. To the extent permitted by law, the total liability of either Party to the other under any cause of action arising under or in connection with this Agreement or the Products and any theory of damages, excluding any claim for indemnification, shall not exceed the [***]. The liability of both Parties—on any legal grounds whatsoever excluding indemnification – is limited to the damages caused by gross negligence or by willful misconduct.

10.5 Indemnification.

10.5.1 Client as the “Indemnifying Party” shall indemnify and defend BIT and its officers, directors, affiliates, employees, consultants and agents the (“BIT Indemnified Party”) from and against any and all suits, actions, claims, losses, judgments, damages, liabilities, settlements, expenses (including, without limitation, reasonable attorneys’ fees) and costs (collectively, “Costs”) which may be imposed on or suffered by BIT Indemnified Party (in each case, a “Claim”) as a result of, arising from or in connection with, any (i) use of the Products or any portion thereof, or (ii) information or property furnished to BIT by or on behalf of Client, or approved by Client for use, in connection with the Agreement.

10.5.2 BIT as the “Indemnifying Party” shall indemnify and defend Client and its officers, directors, affiliates, employees, consultants and agents (the “Client Indemnified Party”) from and against any and all Costs which may be imposed on or

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suffered by Client Indemnified Party (in each case, a “Claim”) as a result of, arising from or in connection with, any claim of infringement of third-party intellectual property rights arising out of Client’s use of any Background Intellectual Property in compliance with this Agreement.

10.5.3 In the event of the occurrence of a Claim, the Indemnified Party shall give the Indemnifying Party timely notice in writing of such Claim and control of the disposition thereof; provided, however, that the failure to give timely notice shall not relieve the Indemnifying Party of its obligations under this Section 10.5.3 except to the extent that such untimely notice materially impairs the ability of the Indemnifying Party to defend a Claim. The Indemnified Party shall have the right, but not the obligation, to participate at its expense in any such Claim through counsel of its choosing. Neither party to the Agreement shall, without the prior written consent of the other party, effect any settlement of any pending or threatened proceeding in respect of which the other party to the Agreement is a party and indemnity is being sought under the Agreement or could reasonably have been sought under the Agreement by such other party unless such settlement either: (i) includes an unconditional release of such other party from all liability on all claims that are the subject matter of such proceeding or (ii) is consented to by such other party (which consent shall not be unreasonably withheld, delayed or conditioned). In the event that the Indemnifying Party fails after notice to adequately and timely defend or settle a Claim, the Indemnified Party shall have the right, but not the obligation, of defending or settling such Claim, and in such event, the Indemnifying Party shall indemnify the Indemnified Party for all Costs arising therefrom.

10.6 Acknowledgment. Client acknowledges that BIT has set its prices and entered into the Agreement in reliance upon the limitations and exclusions of liability, the disclaimers of warranties and damages and Client’s indemnity obligations set forth in the Agreement, that the same form an essential basis of the bargain between the parties and THAT THE CONSIDERATION THEREFOR WOULD BE HIGHER IF BIT WERE REQUIRED TO BEAR LIABILITY IN EXCESS OF THAT STATED HEREIN. The Parties agree that the limitations and exclusions of liability and disclaimers specified in the Agreement shall survive and apply even if other provisions of the Agreement are found to have failed of their essential purpose.

11. Termination.

11.1 Termination for Cause.

11.1.1 Either Party may terminate this Agreement for cause if the other Party materially breaches this Agreement; provided, however, no right of cause shall accrue until sixty (60) days after the allegedly breaching Party is notified in writing of the alleged material breach and has failed to cure or give adequate assurances of performance within the sixty (60) day period after notice of alleged material breach. Notwithstanding the foregoing, the cure period for payment-related defaults shall be fifteen (15) business days from the date of notice of the payment-related default.

11.1.2 Client also may terminate this Agreement, if:

11.1.2.1 BIT fails to meet Client’s delivery schedule (subject to the forecast and allowable variability described below) for three months in a row, or

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11.1.2.2 The BIT manufactured Products exhibit persistent quality problems resulting in open-box or field failures, and the root causes of such failures are not identified and corrected within a ninety (90)-day period from the time such failures are presented to BIT (exclusive of issues outside of BIT’s control, such as quality issues relating to Client-provided designs, issues relating to Client-provided software, or quality problems from Client-specified components or suppliers).

11.2 Termination for Convenience. Either Party may terminate this Agreement hereunder for any reason upon six (6) months prior written notice.

11.3 Effect of Termination. In the event this Agreement is terminated early, regardless of the reason for such termination, BIT shall turn over to Client (or Client’s designee) all Product-related finished goods, WIP, raw materials, components and other materials specific to the Product, documentation, Client-owned fixtures and Client-Furnished Items. Client shall [***]. Client shall have paid all undisputed invoices up to date, (i.e.: paid in full) [***] BIT’s transfer of all Product, material and equipment (which title is not currently held by Client) to Client. BIT shall make commercially reasonable efforts to cancel or transfer to Client (at Client’s discretion) all Product-related outstanding purchase orders and contracts placed by BIT in order to meet Client’s forecast. If Client chooses to cancel orders or return materials to vendors, Client shall assume full responsibility for any associated cancellation or restocking fees and shall pay such fees pursuant to the terms of this Agreement. In addition, BIT shall exercise commercially reasonable efforts to identify at least one qualified vendor to take over manufacturing of Products, and to reasonably cooperate in transferring Product-related materials to such vendor or other Client designee, if so instructed by Client.

11.4 General.

11.4.1 Either Party may terminate this Agreement upon sixty (60) days’ prior written notice of such termination to the other Party, if the other Party (i) becomes insolvent, (ii) makes a general assignment for the benefit of its creditors, (iii) files a voluntary petition in bankruptcy or for reorganization under the bankruptcy laws or if a petition is filed against it, (iv) seeks relief under any law for the aid of debtors or (v) applies for or consents to the appointment of a trustee, receiver or liquidator of its assets.

11.4.2 Without limiting anything set forth in this Agreement, any termination shall not relieve either Party of any obligations hereunder accruing up to such termination or which by their terms are intended to survive the termination of this Agreement. In the event of termination of this Agreement by either Party, (a) Client promptly shall pay BIT all fees due and payable as of such termination date, as well as any fees earned but not yet billed to the Client at the time of termination, and (b) each Party shall return to the other any of such other Party’s materials and Confidential Information (as defined in Section 12) as shall then be in the returning Party’s possession.

12. Confidentiality and Intellectual Property.

12.1 Confidentiality. Each Party shall (a) not use, or permit or aid any third party to use, any Confidential Information of the other Party (“Discloser”) for any purpose except to exercise its rights or perform its obligations pursuant to the Agreement and (b)

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take reasonable measures to protect the secrecy, and avoid the disclosure and the unauthorized use, of the Discloser’s Confidential Information (as defined below). Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that each of its employees and consultants who has access to the Discloser’s Confidential Information has signed a non-use and nondisclosure agreement in content similar to the provisions hereof prior to any disclosure of Confidential Information to such employee or consultant. Neither party shall make any copies of the Discloser’s Confidential Information without the Discloser’s prior written consent. Each party shall reproduce the Discloser’s proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original. In the event that the Recipient is required by law to disclose Confidential Information of the Discloser, the Recipient shall give the Discloser prompt written notice of the disclosure requirement as soon as possible prior to such disclosure and shall provide the Discloser with assistance in obtaining an order protecting the Confidential Information from disclosure to the extent reasonably practical. “Confidential Information” shall mean the business or technical information of BIT or Client (including, but not limited to, any information relating to either party’s quotations, drawings, trade secrets, research and development plans, product plans, product prices, marketing plans, regulatory strategies and filings, business opportunities or personnel, and all Background Intellectual Property) that is designated by the Discloser as “confidential” or “proprietary”; provided, however, that Confidential Information shall not include information which (i) is or becomes generally available in the public domain through no action or inaction of the Recipient, (ii) was already in the possession of the Recipient at the time of disclosure by the Discloser (as shown by the Discloser’s files and records and/or publically available materials), (iii) is obtained by the Recipient from an independent third party without a breach of such third party’s obligations of confidentiality or (iv) is independently developed by the Recipient without use of or reference to materials provided by the Discloser (as shown by the Recipient’s files and records and/or publicly available materials). The Discloser retains all copyright, trade secret and other rights in all of its Confidential Information. Except as expressly stated differently in this Agreement, nothing contained in this Agreement shall be construed, either expressly or implicitly, to grant any rights to any Confidential Information including a license under any patent, copyright or trademark now or hereinafter in existence.

12.2 Publicity; Publishing and Branding. Neither Party may refer to the other Party by trade name and trademark or this Agreement, nor briefly describe the other Party’s business, or the Project (with the inclusion of an image or picture of the Products), in any marketing materials or websites.

12.3 Ownership of Intellectual Property Rights; Licensing.

12.3.1 Definitions. As used herein:

12.3.1.1 “Background Intellectual Property” shall mean any and all: (i) Intellectual Property Rights that are owned or otherwise held by BIT (whether pursuant to licensing arrangements or otherwise) prior to the Effective Date; (ii) Inventions conceived and reduced to practice by BIT otherwise than in the course, and as the result, of the performance by BIT of its obligations under the Agreement with respect to

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the development of the Project, and (iii) Inventions derived or otherwise generated from each of the foregoing.

12.3.1.2 “Derivative Work” shall mean any and all technology which is derivative of pre-existing technology.

12.3.1.3 “Intellectual Property Rights” shall mean patent rights, copyrights, trademarks, service marks, trade names, trade secrets, know-how and any other intellectual property rights recognized in any country or jurisdiction of the world.

12.3.1.4 “Inventions” shall mean improvements, inventions, formulae, processes, programs, techniques, know-how and data (whether or not patentable or copyrightable).

12.3.1.5 “Patentable Material” shall mean material which (i) may be the subject of a bona fide patent application in the United States and (ii) results from the performance by BIT of its obligations under the Agreement with respect to the development of the Project, in each case, excluding Background Intellectual Property.

12.3.1.6 “Project Inventions” shall mean any Inventions that are conceived and reduced to practice by BIT in the course, and as the result, of performance by BIT of its obligations under the Agreement with respect to the development of the Project; provided, however, that notwithstanding the foregoing, all Background Intellectual Property is expressly excluded from the definition of “Project Inventions.”

12.3.2 As between the Parties, and except as otherwise provided in the Agreement, Client shall have the sole and exclusive ownership of any and all right, title and interest in (i) any Project Inventions including, without limitation, any and all Intellectual Property Rights in such Project Inventions (ii) the Confidential Information of Client (collectively, the “Client Properties”); provided, however, that Client hereby grants to BIT a nonexclusive license to use, copy, enhance and modify the Client Properties for the limited purpose of performing under the Agreement. BIT shall have the sole and exclusive ownership of any and all right, title and interest in the Confidential Information of BIT (including the Background Intellectual Property). BIT hereby grants to Client a non-exclusive license under the Background Intellectual Property solely to the extent necessary for Client to make, use or sell the Products in accordance with the user documentation or other relevant instructions; provided, that such license shall immediately terminate if Client shall breach its payment or other obligations with respect to the applicable Products. Client agrees: (a) not to use any trademark or service mark of BIT without BIT’s prior written consent; (b) not to share any of BIT’s price or product performance data with any third party without BIT’s prior written consent; and (c) not to reverse engineer, disassemble, or otherwise attempt to derive functional or design information or technical specifications from any of BIT’s goods.

12.3.3 Each Party hereto acknowledges and agrees that the other Party may create Derivative Works with respect to the Project Inventions and, as between the Parties, [***] shall, to the extent such [***].

12.3.4 Client grants to BIT a limited trademark license for the sole purpose to permit BIT to use Client’s name, logo, trade and service marks (collectively “Client

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Marks”) to meet BIT’s obligations under this Agreement. No other use of Client Marks is permitted and all use of Client Marks shall inure to the benefit of Client.

12.4 Prosecution of Patents. BIT agrees to assist the Client in the Client’s endeavors to obtain one or more patents (including any extensions or continuations thereon) pursuant to this Section 12.4, at the Client’s expense (including payment of BIT’s standard professional services fees set forth in Schedule 1 and as of the time such assistance is provided), in ways reasonably necessary to secure the Client’s rights in any Patentable Material in any and all applicable countries. Such assistance shall include, without limitation, the timely disclosure to the Client of all pertinent information and data with respect to all pertinent concepts, Inventions, Patentable Material and the execution of all applications, specifications, oaths, assignments and other instruments reasonably necessary in order to apply for a patent and in order to assign and convey from BIT to the Client the right, title and interest in and to all such Patentable Material. BIT’s assistance under this Section 11.4 shall extend to its employees and contractors as applicable.

12.5 No Limitation. Except to the extent the same would breach the proprietary rights or grants provided and/or improperly disclose or use Confidential Information of Client as expressly provided in this Agreement, BIT shall not be limited or restricted in (i) performing for other clients services similar to those provided in this Agreement, or (ii) developing and manufacturing products similar to the Products (together with all rights associated therewith).

13. Entire Agreement; Exhibits; Amendment and Waiver. The following exhibits and schedules (collectively “Exhibits”) are attached hereto and expressly incorporated herein and made a part hereof:

Schedule 1:	Billing Rates & Reimbursement
Exhibit A:	Pricing Formula
Exhibit B:	Warranty Terms
Exhibit C:	Performance Metrics
Exhibit D:	Product Specifications (Control Unit & Hand Piece)

This Agreement and the Exhibits listed above and attached hereto reflect the entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings, agreements or arrangements with respect to the matters set forth herein. This Agreement and Exhibits may only be modified by a writing signed by each Party hereto and no Party hereto shall be deemed to have waived any of its rights or remedies contained in this Agreement without a written waiver signed by such Party.

14. Compliance with Laws. Client represents and warrants to BIT that it has obtained or will obtain all necessary regulatory and other approvals for the manufacture, sale and use of the Products. Subject to the foregoing, Client and BIT shall comply with all applicable laws, restrictions and regulations of the United States and any applicable foreign agency or authority.

15. Governing Law; Dispute Resolution. The Agreement shall be governed by the laws of the States of Delaware, without reference to conflict of law principles

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thereof, and not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Parties hereby submit to the exclusive jurisdiction of, and venue in, the federal courts located in Delaware, USA for any action or cause of action directly or indirectly related to this Agreement or the subject matter thereof. Each of the Parties hereby consents to the jurisdiction of such courts and to the making of service of process by certified mail return receipt requested, or by such other means as may be permitted under the rules of such courts. Each Party agrees that it will not object to litigation in such courts on grounds of lack of venue, forum non convenience or the like.

16. Severability. If any clause in these conditions is or becomes invalid or unenforceable, the invalid or unenforceable provision shall be deemed separated from the contract and the validity of the remaining terms and conditions shall not thereby be affected. The Parties shall, to the extent possible, be deemed to have replaced the invalid clause by such valid clause which as closely as possible reflects the legal intent of the invalid clause.

17. Waiver. The failure to enforce at any time any of the provisions hereof shall in no way be construed to be a waiver of such provision or to affect either the validity of the Agreement or any part hereof, or our right to enforce each and every provision in accordance with the terms of the Agreement.

18. Assignment. Neither Party may assign or transfer this Agreement and/or delegate or subcontract any of its rights or obligations under this Agreement, without the prior written consent of the other Party; provided, however, that—either Party may assign this Agreement to any of its affiliates or to an acquirer of all or substantially all of the assets of the business to which this Agreement relates without the other Party’s prior approval. Any assignment or transfer without such written consent shall be null and void.

19. Relationship of the Parties; Non-Solicitation of Employees. In the performance of the Agreement, the status of the Parties, including their employees, consultants and agents, shall be that of independent contractors and not as employees, agents or fiduciaries of the other Party, and as such neither Party shall have the right to make any commitments for or on behalf of the other Party. Nothing in the Agreement shall create any association, partnership or joint venture between the Parties. The operation and control of each Party’s respective businesses are not subject to the control or approval of the other Party except as expressly provided in the Agreement. BIT and Client each agree that, during the term of the Agreement and continuing through the first anniversary of the termination of the Agreement, it and its affiliates shall not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other Party; provided, however, that the foregoing shall not apply to solicitations of hiring as part of a general employment solicitation not targeted at employees of the other party.

20. No Third-Party Beneficiaries. There are no intended third party beneficiaries of this Agreement.

21. Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement must be in writing and shall be

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deemed to have been duly given (a) when received, if personally delivered, (b) upon electronic confirmation of receipt, if transmitted by facsimile, (c) [***], if sent for next day delivery to a domestic address by a nationally recognized overnight delivery service (e.g., Federal Express), and (d) [***] following the date of deposit in the U.S. mails, if sent by certified or registered U.S. mail, return receipt requested. In each case such notice must be addressed to the Parties at the addresses set forth below, or to such changed address as a Party provides to the other from time to time.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date set forth herein.

Marius Balger CEO BIT Group USA, Inc. 15870 Bernardo Center Drive San Diego, CA 92127		Bill Fender Vice President, Operations Ulthera Inc. 1840 S Stapley Dr. Suite 200 Mesa, AZ 85204

By:	/s/ Marius Balger	By:	/s/ Bill Fender
Name:	Marius Balger	Name:	Bill Fender
Title:	CEO	Title:	VP, Operations
Attn:		Attn:
Telephone:		Telephone:
Facsimile:		Facsimile:

Jari Palander Exec. VP BIT Group USA, Inc. 15870 Bernardo Center Drive San Diego, CA 92127

By:	/s/ Jari Palander
Name:	Jari Palander
Title:	EVP – Global Business Development

Attn:
Telephone:
Facsimile:

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EXHIBIT A

Open-Book Pricing Formula

The Open-book pricing formula is utilized to provide the per unit Transfer price by unit volume, as noted below. The price provided assumes current BOM pricing with the most current tooling and procedures and committed quantities for the [***] of [***] (Committed Purchase Volume) of the Product [***]. Upon written request, BIT shall provide specific detail of then current BOM cost.

Adjustments to the price listed are provided in the Agreement.

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EXHIBIT B

WARRANTY TERMS

THESE WARRANTY TERMS (these “Warranty Terms”) are applicable to the Manufacturing Services and Products:

1. Purpose. The purpose of these Warranty Terms is to establish the terms of the Limited Warranty provided by BIT to Client with respect to Products.

2. Scope. These Warranty Terms relate to the Products manufactured for Client by BIT under the Agreement.

3. Warranty Period. The warranty period for all Products shall be as set forth in Section 9 of the Agreement.

4. Return Procedure. The RGA number issued by BIT prior to return of Products to must be displayed on the package or on the packing slip of the returned Products.

5. Decontamination Indication. Products sent to BIT for evaluation and possible repair shall be clearly marked on the outside of the shipping container or on the packing slip to indicate whether or not the unit has been decontaminated.

6. Evaluation and Repair Procedure.

6.1 Diagnostic Evaluation. Upon receipt of returned Product, a qualified technician shall evaluate the condition and adequacy of the packaging prior to evaluating the returned Product. If there is evidence of abusive handling or inadequate packaging, such evidence shall be photo-documented for inspection by Client. The contents of the package(s) shall then be inventoried and visually inspected to ensure that all parts of the Products are included and in good condition. Any shortages or damage shall be noted and reported to Client. The technician shall then evaluate the Products and attempt to diagnose any problems, and then make a preliminary determination as to whether or not they are covered by the applicable Limited Warranty.

6.2 Warranty Repairs. If the problems are deemed to be covered by the Limited Warranty, and if the Limited Warranty is still in force on the specific Product, BIT shall, at its expense, make the required repairs and return the unit to Client or its designee in working order. If a part needs to be procured from an approved supplier who requires a set-up fee, Client shall be notified by BIT and given the option of ordering additional parts under the same set-up fee. Any such set-up fee shall be billed to Client [***].

6.3 Non-Warranty Repairs. If a problem is found which is deemed to be a non-warranty item, or if the Product is not covered by the Limited Warranty, BIT shall have the right to perform repairs on a time and materials basis after discussion and agreement with Client.

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Diagnostic evaluation shall be done by [***]. In certain cases, engineering assistance may be required for diagnosis, which is billed at the applicable rates, as listed in Schedule 1. Prior to performing any non-warranty repair work, BIT shall provide Client with an estimate of non-warranty servicing costs and obtain explicit approval from Client before proceeding with the repair. Repairs shall be done by [***]. If materials need to be procured from approved supplier, who requires a set-up fee, Client shall be notified by BIT and given the option of ordering additional material under the same set-up fee. Any such set-up fee shall be billed to Client [***].

6.4 No Fault Found. If no problem is found by [***], then the [***] shall re-certify the Product and return it to Client or Client’s designee. The [***] time shall be billed to Client at the standard billing rate as listed in Schedule 1 and return shipping shall be [***].

7. Warranty Coverage.

For the avoidance of doubt, defects in the Products resulting from misuse, or combination with other products not authorized by BIT or as described in the user manual for the Product, as well as ordinary wear and tear, shall not be considered a defect for purposes of the Limited Warranties under this Agreement, Article 8. The foregoing Limited Warranties shall further not apply to non-BIT manufactured products. To the extent permitted by law and BIT’s agreements with the vendors of such non-BIT manufactured products, BIT hereby assigns and passes through, and agrees to assign and pass through, to Client any warranties received by BIT with regard, for example to (i) the conformance of such non-BIT manufactured products with the vendor’s specifications; and (ii) such non-BIT manufactured products’ freedom from defects in materials and workmanship. If BIT is not able to pass through any such warranties to Client, BIT shall hold such warranties on behalf of Client and, in the event of a breach of such warranty, and if requested by Client, shall make claims under such warranties so that Client may benefit from their enforcement. The foregoing shall constitute BIT’s sole obligation, and Client’s sole remedy, with respect to any non-conformance with specifications or defects in any non-BIT manufactured products.

7.1 No Coverage Under the Limited Warranty

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8. Payment Terms for Non-Warranty Repairs,

8.1 Payment Terms. Client shall pay to BIT the invoiced amounts within [***] after the receipt of the applicable invoice for non-warranty repairs and re-certifications. Past-due invoices may accrue interest at the rate of [***]% per month or the maximum rate allowable by applicable law (whichever is lower).

9. Voiding of Warranty. The Limited Warranty shall be considered void if there is evidence that the Product has been disassembled or modified (other than by a trained BIT employee, a trained Client employee, or a technician under the direction of BIT or Client) or if there is evidence that the Product has been subjected to excessive misuse or abuse in handling or shipping. BIT shall use good faith efforts to photo-document evidence for inspection by Client.

10. Shipping Costs. For non-warranty repairs and re-certifications, Client and BIT shall utilize [***] with shipping Product to and from BIT. For Limited Warranty repairs, [***].

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11. Packaging. Product received by BIT in its original packaging carton and with the original packing material shall be returned to Client in the same shipping carton with the same packing material, if such carton and packing material are in good condition and validated for multiple shipments. All Product shipped needs to be in original packing carton and packaging material as designed for the Product, otherwise warranty for the Product shall be void. If additional packaging or packaging materials are needed for shipment of non-warranty repaired products, Client shall be charged an additional fee equal to [***].

12. Complaint Handling and CAPA Procedures. For each Product evaluated, BIT shall follow appropriate Complaint Handling and Corrective and Preventive Action (CAPA) guidelines, as outlined in BIT’s and Client’s (if appropriate) quality manual, and as may be explicitly detailed in the Quality Agreement.

13. Periodic Maintenance and Refurbishment. Client may ask BIT to perform certain periodic Manufacturing Services, specifically maintenance and refurbishment services on select Products, either in conjunction with, or outside the scope of, normal repair and servicing of Product or refurbishment. In such cases, the procedures outlined in Exhibit B relative to non-warranty repair shall apply. The fee structure for such refurbishment shall follow the standard billing rates outlined in Schedule 1, or it may be addressed by a separate written agreement between the Parties.

EXHIBIT C

PERFORMANCE METRICS

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SCHEDULE 1

BIT Standard Billing Rates & Reimbursements

Standard Billing Rates: These standard billing rates for relevant labor grades may be subject to adjustments upon mutual agreement of the Parties, on an annual basis.

Assembler/Inspector	$	[***]/hr
Technician	$	[***]/hr
Service Tech (repair in house)	$	[***]/hr
Electrical Engineer	$	[***]/hr
Mechanical Engineer	$	[***]/hr
Administrative Support	$	[***]/hr

Travel. Unless stated otherwise, BIT’s standard fee schedule does not include [***]. All billable travel will be pre-approved by the Client. Travel time is billed at [***] percent ([***]%) of BIT’s standard hourly rates. Client shall cover the cost of reasonable out-of-pocket expenses related to BIT’s work while on pre-approved travel, expenses including [***].

An appropriate breakdown of pre-approved travel expenses will be included on BIT’s invoice to Client and be accompanied by appropriate documentation (i.e. receipts) of all such expenses.

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EXHIBIT D

PRODUCT SPECIFICATIONS FOR PRODUCT

ULTHERAPY SYSTEM (CONTROL UNIT & HAND PIECE)

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